Exhibit 99.7

TC3 Advisory LLC

101 S Tryon Street

Charlotte, NC 28280

Date: April 9, 2026

Winston & Strawn LLP

Attention: Michael J. Blankenship, Esq.

(or the responsible partner handling the NYB Holdings Limited / RF Acquisition Corp II matter)

Re:	Consent for Valuation Report Dated 27 August 2025 by TC3 Advisory LLC for Inclusion as Exhibit to NYB Holdings Limited Registration Statement on Form F-4 (File No. 333-294461)

Dear Counsel:

We refer to (i) our Business Valuation Report dated 27 August 2025 (the “Valuation Report”) prepared for Nanyang Biologics Pte. Ltd. (“NYB” or the “Company”) at the request of the Company, (ii) the Registration Statement on Form F-4 of NYB Holdings Limited (“PubCo”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 19, 2026 (as amended, the “Registration Statement”), and (iii) the comment letter issued by the staff of the SEC’s Division of Corporation Finance dated April 3, 2026 (the “SEC Comment Letter”), specifically Comment 2 on page 2 thereof.

1.1 Consent

TC3 Advisory LLC (“TC3”) hereby consents to:

(a) the reference to TC3 Advisory LLC and to the Valuation Report (including any summary, excerpt, or description thereof) in the Registration Statement and in the related joint proxy statement/prospectus; and (b) the filing of this consent letter as an exhibit to the Registration Statement.

This consent is given solely for the purpose of complying with Securities Act Rule 436 and is not to be construed as an admission or representation that TC3 is an “expert” within the meaning of Section 11 of the Securities Act of 1933, as amended, with respect to any matter other than the Valuation Report itself.

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2.1 Scope and Limitations – Incorporation by Reference of All Disclaimers

The Valuation Report was prepared exclusively for the sole use of Nanyang Biologics Pte. Ltd. pursuant to the engagement letter between TC3 and NYB. The Valuation Report contains extensive disclaimers, limitations of liability, and statements of assumptions and limiting conditions (see, in particular, the Disclaimer on pages 2–3, the Cover Letter and Valuer Credentials on pages 3–4, and Appendix 3 – Statement of Assumptions and Limiting Conditions on pages 63–64 of the Valuation Report).

All such disclaimers, limitations, qualifications, and conditions are incorporated herein by reference and shall apply in full to any use of the Valuation Report (or any reference thereto) in the Registration Statement. For the avoidance of doubt:

●	TC3 has not independently verified any information supplied by NYB management and expressly disclaims any representation or warranty as to its accuracy, completeness, or suitability for any purpose.

●	The Valuation Report is not intended to be, and must not be, relied upon by any person or entity other than the original addressee (NYB) without TC3’s prior written consent (which is granted solely for the limited purposes set forth in this letter).

●	TC3, its affiliates, directors, officers, employees, and agents expressly disclaim any and all liability (whether in contract, tort, negligence, or otherwise) to any third party, including investors, shareholders of RF Acquisition Corp II, PubCo, or any other party, for any loss or damage arising from the use of, or reliance upon, the Valuation Report or any reference to it in the Registration Statement.

●	The Valuation Report was prepared under the International Valuation Standards (IVS) as of the valuation date of 30 June 2025, based on information and management forecasts available at that time. It does not constitute investment advice, a fairness opinion, or a recommendation to purchase, sell, or hold any securities.

●	Any reproduction or distribution of the Valuation Report in the Registration Statement must be in its entirety (or a complete and accurate summary that includes all material disclaimers) so that the reader is not misled.

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3.1 Non-Reliance and No Duty to Update

No person or entity acquiring, or contemplating the acquisition of, securities of PubCo or RF Acquisition Corp II should treat the Valuation Report (or any summary thereof) as a substitute for their own independent due diligence or professional advice. TC3 has no obligation, and expressly disclaims any duty, to update the Valuation Report or this consent for events or circumstances occurring after 27 August 2025.

We appreciate the opportunity to assist NYB and PubCo in connection with the proposed business combination and the Registration Statement. Should you require any additional information or a signed PDF version of this letter for filing purposes, please do not hesitate to contact the undersigned.

Sincerely,

Tyler Capson

Managing Director

Chartered Valuer & Appraiser (CVA #100150)

Tyler.capson@tc3advisory.com

980-358-0195

TC3 Advisory LLC

101 S Tryon Street

Charlotte, NC 28280

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